LIMITED POWER OF ATTORNEY
	For Executing SEC Forms 3, 4 and 5


       The undersigned hereby constitutes and appoints each of Aaron G. Carlson, Mary A. Francis, Christopher A.
Butner, Christine L. Cavallo and Kari H. Endries signing singly, as the undersigned's true and lawful attorneys-in-fact to:

(1)	execute for and on behalf of the undersigned,
in the undersigned's capacity as a director or officer of the general partner of Noble Midstream Partners LP
(the "Partnership"), SEC Form ID, and Forms 3, 4 and 5 and amendments thereto in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder;

(2)	do and perform any and all acts for and on
behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or amendment thereto and timely file such form with the United States Securities and Exchange Commission
(the "SEC") and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever
which in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited
Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Partnership assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

       This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file SEC Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities relating to the Partnership, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Limited Power of Attorney revokes, replaces and supersedes all prior Limited Powers of Attorney related to the filing of SEC Form 3, 4 and 5 with respect to the undersigned's holdings and transactions in securities relating to the Partnership.


       IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed effective as of the 25th day of January 2021.



                          /s/ John S. Reuwer
                          John S. Reuwer